Exhibit 23.2

Consent of Independent Registered Public Accountants

We hereby consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 10, 2006 in the registration statement on Form SB-2/A – Post Effective Amendment #1 of Cordia Corporation to be submitted to the Securities and Exchange Commission on or about April 6, 2006.

                                                                       /S/ LAZAR LEVINE & FELIX LLP

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                                                                       LAZAR LEVINE & FELIX LLP

New York, NY

April 6, 2006